As filed with the Securities and Exchange Commission on October 18, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

United States Natural Gas Fund, LP
(Exact name of registrant as specified in its charter)

Delaware	20-5576760
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137871

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units of United States Natural Gas Fund, LP	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of United States Natural Gas Fund, LP (“USNG”). The description of the units contained in the sections entitled “The Units,” “Who is the General Partner?,” “What is the Plan of Distribution?” and “U.S. Federal Income Tax Considerations” in the Prospectus included in USNG’s Registration Statement on Form S-1 (File No. 333-137871) filed with the Securities and Exchange Commission on October 6, 2006 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871), filed with the Securities and Exchange Commission on October 6, 2006 (incorporated herein by reference)
2
Form of the First Amended and Restated Limited Partnership Agreement (incorporated herein by reference to Exhibit 3.1 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))

3	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2006

United States Natural Gas Fund LP

By:	Victoria Bay Asset Management, LLC its General Partner

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871), filed with the Securities and Exchange Commission on October 6, 2006 (incorporated herein by reference)
2
Form of the First Amended and Restated Limited Partnership Agreement (incorporated herein by reference to Exhibit 3.1 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))

3	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))